                                                                    EXHIBIT 10.2

                        LICENSE OF INTELLECTUAL PROPERTY

Whereas Essentially Yours Industries Corp ("Corp") #201 -- 8322 -- 130th Street, Surrey, B.C. V3W 8J9
Fax: 604.502.5120
Email: laroseb@eyicorp.com
is the owner or licensee of certain Trademarks or copyrighted marks as more specifically set out and identified on Schedule A (the "Marks") and the owner or rights holder of the formula ("Formulas") to certain products as more specifically set out and identified on Schedule A;

And Whereas Essentially Yours Industries, Inc., ("Inc.") a Nevada company, 3753 -- Howard Hughes Pkwy, Suite 200, Las Vegas, NV 89109
Fax: 702.892.3950
Email: eyi@jaybiz.com
will carry on the sales and marketing activities of the EYI group of companies effective June 30, 2002;

And Whereas it is in the interests of the EYI group of companies to confirm the right of Inc to use the Marks for all uses in its sales and marketing activities and to obtain the right to the Formulas for the same purpose;

Now Therefore the Parties hereto agree as follows:

1. Corp hereby licenses to Inc all of the right, title and interest that it may have in and to the Marks and in and to the Formulas to Inc for the sum of one ($1.00) US Dollar per year, the receipt and sufficiency of which is hereby acknowledged. The Parties agree that the effective date of this license will be noon PDT June 30, 2002 (the "effective date").

2. This license shall continue without any additional payments by Inc other than as set out in Paragraph 1 above for a term of fifty (50) years and shall be renewable thereafter at the option of Inc on a yearly basis thereafter at the same yearly rate and so on from year to year.

3. Inc shall have the option, at any time, to require Corp to transfer and assign all of its right, title and interest in and to the Marks and in and to the Formulas to Inc upon prior written notice. The consideration for transfer and assignment of each Mark and each Formula shall be the sum of one ($1.00) US Dollar each or such greater sum as may be determined to be the fair market value of such Mark or Formula as determined by agreement between the parties, arbitration or by the appropriate taxation authorities after all assessments and appeals have been concluded, provided however, it is acknowledged and agreed that any of the Marks abandoned by Corp and `picked up' by Inc shall be considered to have only nominal value to Corp and any right, title or interest of Corp in and to such Mark shall be transferred to Inc for the sum of $1.00 USD. The Parties further acknowledge that those of the Marks on Schedule A indicated to belong to Nutri-Diem Inc. ("NDI") are used by Corp at the consent of NDI



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

      pursuant to the terms of an agreement dated May 10, 1996 and that this agreement was terminated by NDI effective April 30, 2001. Accordingly, the Parties acknowledge that Corp likely has no right, title or interest in and to the Marks of NDI to transfer to Inc.

4. The Parties agree to execute and deliver any and all transfers, assignments and other documentation necessary or reasonably requested to carry out and ensure compliance with the intention of the Parties expressed herein.

5. Each of the Parties confirms that it has the authority to enter into this agreement; that the agreement has been properly authorized; and that the agreement is binding upon each respective party.

6. Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

      (a)   Delivered personally;

      (b)   Sent by prepaid courier service or mail; or,

      (c) Sent prepaid by telecopiers, fax, telex or other similar means of electronic communication, including email;

      Addressed to the relevant Party at the address/number shown for that Party at the beginning of this Agreement.

      Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by fax, telex, telecopier or other electronic communication, including email, on the first business day thereafter, or if sent by mail on the third business day thereafter. Any Party may change any particulars of its address/number for notice by notice to the other in the manner above described.

7. Save and except for actions for injunctive relief or similar, the Parties shall make every effort to resolve amicably by direct, informal negotiation any disagreement or dispute arising between them under and in connection with this Agreement. If, after TEN (10) DAYS from the commencement of such informal negotiations, the Parties have been unable to amicably resolve any dispute arising out of or in connection with this Agreement, except for actions for injunctive relief or similar, any Party may require that the dispute be referred to and finally resolved by Arbitration, under the rules of the American Arbitration Association (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavour within TEN (10) DAYS of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of Arbitration shall be Las Vegas, NV. The language of the Arbitration shall be English. The Parties agree that the Arbitrator shall be requested to make his award within SIXTY (60) DAYS following the later of the conclusion of the Arbitration hearings or any exchange of final written submissions by the Parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.



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

8. If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement, and such provision shall be severable from the remainder of this Agreement.

9     Time shall be of the essence hereof.

10. No waiver by any Party of any breach by any other Party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA. without regard to its choice of law rules.

12. This Agreement may be executed in two (2) or more counterparts, each of which, when executed, shall be considered an original for all purposes, provided that all counterparts shall, together, constitute one and the same document.

This Agreement ensures to the benefit of and is binding upon the parties and their respective heirs, executors, administrators, successors and assigns, as permitted herein.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the effective date.

By: Essentially Yours Industries Corp.    By: Essentially Yours Industries, Inc.

X  /s/ BARRY LAROSE                       X  /s/ JAY SARGEANT
 -------------------------------------     -------------------------------------
Name:  Barry LaRose                       Name:  Jay Sargeant
Title: Secretary                          Title: President
Date:                                     Date:



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

SCHEDULE A
Canadian Trademarks

Product            Status                    Owner
-------            ------                    -----
Sea Krit(R)        Registered trademark      Michel Grise Consultants Inc.
Neo Cell(R)        Registered trademark      Michel Grise Consultants Inc.
Melan Plus(R)      Registered trademark      Michel Grise Consultants Inc.
Golden Treat(R)    Registered trademark      Michel Grise Consultants Inc.
Definition(R)      Registered trademark      Michel Grise Consultants Inc.
Emulgent(R)        Registered trademark      Michel Grise Consultants Inc.
Agrisept-L(R)      Registered trademark      Michel Grise Consultants Inc.
Beaugest(R)        Registered trademark      Michel Grise Consultants Inc.
Citrex(R)          Registered trademark      Michel Grise Consultants Inc.
Calorad(R)         Registered trademark      Michel Grise Consultants Inc.
NRG                Abandoned                 Michel Grise Consultants Inc.
Triomin            Abandoned                 Michel Grise Consultants Inc.
Bellaffina(TM)     Allowed ITU filed         Michel Grise Consultants Inc.
Parablast(TM)      Allowed ITU filed         Michel Grise Consultants Inc.
Livocare                                     Michel Grise Consultants Inc.
Ultra Form                                   Michel Grise Consultants Inc.

American Trademarks

Product                         Status                          Owner
-------                         ------                          -----
Calo Plus                       ITU app. filed                  EYI Corp
Essentially Smart               ITU app. filed                  EYI Corp.
Essential Marine(R)             Registered trademark            EYI Corp
Essential Omega(TM)             ITU, Abandoned                  EYI Corp
Iso greens(TM)                  ITU app. was Allowed            EYI Corp
Noni Plus(TM)                   ITU app. was Allowed            EYI Corp
Nutri Bears(TM)                 ITU app. was Allowed            EYI Corp
Oxy Up(TM)                      ITU app. was Allowed            EYI Corp
AL-O-E                          ITU app. Abandoned              EYI Corp
AL-O-EE                         ITU app. Abandoned              EYI Corp
Megasense(TM)                   Allowed                         EYI Corp
Risogreens(TM)                  Allowed                         EYI Corp
It's All Here(TM)               ITU app. Trademark app. Sent    EYI Corp
Citri-plus(R)                   Registered trademark            EYI Corp
Essentially Yours(R)            Registered trademark            EYI Corp
Essentially Yours Industries(R) Registered trademark            EYI Corp

** ITU refers to Intent to use application for trademark.

Formulas
Product
-------

All products listed above whose trademark is indicated to be owned by EYI Corp plus the following:

An Ox4                  + any trademark or copyright rights relating thereto
C-Essence               + any trademark or copyright rights relating thereto
Essential Paradise      + any trademark or copyright rights relating thereto
IFG Supreme             + any trademark or copyright rights relating thereto
Triomin                 + any trademark or copyright rights relating thereto
Essential Oils          + any trademark or copyright rights relating thereto
                        (Essential Oils include Image, Oh Baby Baby, Only You,
                        Quantum, Sensational, Signature Series, That Hair stuff
                        and WOW)



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